From:   SANFORD TELLER COMMUNICATIONS
        1365 York Avenue
        New York, New York 10021
        (212) 717-0332

                                           [GRAPHIC OMITTED][GRAPHIC OMITTED]


        For:  MORTON'S RESTAURANT GROUP, INC.          FOR IMMEDIATE RELEASE
                                                       ---------------------
              325 North LaSalle Street
              Chicago, Illinois 60610
              (312) 923-0030
              www.mortons.com
                                                             July 30, 2007


        Contact: RONALD M. DINELLA, SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                       OFFICER, MORTON'S RESTAURANT GROUP, INC.

                 MORTON'S RESTAURANT GROUP, INC. REPORTS RESULTS
                             FOR SECOND QUARTER 2007

                   - RECORD-SETTING SECOND QUARTER REVENUES -

                   - COMPARABLE RESTAURANT REVENUES UP 4.3% -

     - COMPANY PROVIDES GUIDANCE FOR THIRD QUARTER 2007 AND FULL YEAR 2007 -

        HIGHLIGHTS FOR THE THREE MONTH PERIOD ENDED JULY 1, 2007 AS COMPARED TO THE THREE MONTH PERIOD ENDED JULY 2, 2006

          o    Revenues increased 9.8% to $85.6 million.

          o Comparable restaurant revenues increased 4.3% (Morton's +4.4%, Bertolini's - 1.2%).

          o The Company's net income reported in accordance with generally accepted accounting principles ("GAAP") was $2.3 million, or $0.14 per diluted share, for the three month period ended July 1, 2007, which compares to GAAP net income of $2.5 million, or $0.15 per diluted share, for the three month period ended July 2, 2006.

          o GAAP net income of $2.3 million, or $0.14 per diluted share, for the three month period ended July 1, 2007, compares to pro forma net income of $2.6 million, or $0.15 per diluted share, for the three month period ended July 2, 2006. (Please see the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

        HIGHLIGHTS FOR THE SIX MONTH PERIOD ENDED JULY 1, 2007 AS COMPARED TO THE SIX MONTH PERIOD ENDED JULY 2, 2006

          o    Revenues increased 8.3% to $174.5 million.

          o Comparable restaurant revenues increased 2.3% (Morton's + 2.4%, Bertolini's - 2.3%).

          o The Company's net income reported in accordance with GAAP was $7.3 million, or $0.43 per diluted share, for the six month period ended July 1, 2007, which compares to GAAP net loss of $(19.1) million, or $(1.25) per diluted share, for the six month period ended July 2, 2006.

          o GAAP net income of $7.3 million, or $0.43 per diluted share, for the six month period ended July 1, 2007, compares to pro forma net income of $8.0 million, or $0.47 per diluted share, for the six month period ended July 2, 2006. (Please see the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)



        Chicago, IL. July 30, 2007... Morton's Restaurant Group, Inc. (NYSE:MRT) today reported unaudited financial results for its 2007 fiscal second quarter ended July 1, 2007.

        "We are continuing to implement our strategic development and expansion programs," said Thomas J. Baldwin, Chairman, Chief Executive Officer and President of Morton's Restaurant Group, Inc. "Additionally, we are increasing our international presence, with the planned August opening of a Morton's in Macau, one of the five new Morton's steakhouses we expect to open during the balance of the year."

        RESULTS FOR THE THREE MONTH PERIOD  ENDED JULY 1, 2007

        Revenues for the three month period ended July 1, 2007 increased 9.8% to $85.6 million, compared to $78.0 million for the three month period ended July 2, 2006. The growth in revenues is attributable to revenues from the four new Morton's steakhouses, which opened in fiscal 2006, and one new Morton's steakhouse, which opened in February 2007, as well as a 4.3% (Morton's + 4.4%, Bertolini's - 1.2%) increase in comparable restaurant revenues (13 weeks to 13 weeks).

        The Company's net income was $2.3 million, or $0.14 per diluted share, for the three month period ended July 1, 2007, compared to net income of $2.5 million, or $0.15 per diluted share, for the three month period ended July 2, 2006.

        RESULTS FOR THE SIX MONTH PERIOD ENDED JULY 1, 2007

        Revenues for the six month period ended July 1, 2007 increased 8.3% to $174.5 million from $161.1 million for the six month period ended July 2, 2006. The growth in revenues is attributable to a 2.3% (Morton's + 2.4%, Bertolini's - 2.3%) increase in comparable restaurant revenues (26 weeks to 26 weeks) and revenues from four new Morton's steakhouses, which opened in fiscal 2006, and one new Morton's steakhouse, which opened in February 2007.

        Management fee paid to related party was $0.4 million for the first quarter of fiscal 2006. The management agreement was terminated in conjunction with the initial public offering ("IPO") in February 2006. Costs associated with the termination of the management agreement of $8.4 million also were recorded during the first quarter of fiscal 2006. (Please see the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

        In connection with the IPO, during the first quarter of fiscal 2006, the Company incurred costs associated with the repayment of certain debt of $28.0 million, primarily consisting of prepayment penalties that were incurred with the early repayment of the 7.5% senior secured notes and the 14.0% senior secured notes. The debt was refinanced in conjunction with the Company's IPO. (Please see the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

        Interest expense, net was $1.8 million for the six month period ended July 1, 2007, compared to $3.1 million for the six month period ended July 2, 2006. The decrease is due to the repayment, in connection with the IPO, of the then-outstanding 7.5% senior secured notes and 14.0%
        senior  secured  notes  partially  offset by the  interest  relating  to borrowings under our revolving credit facility. (Please see the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

        The Company's net income for the six month period ended July 1, 2007 was $7.3 million, or $0.43 per diluted share, which compares to GAAP net loss of $(19.1) million, or $(1.25) per diluted share for the six month period ended July 2, 2006.

        The Company's net income was $7.3 million, or $0.43 per diluted share for the six month period ended July 1, 2007, compared to pro forma net income of $8.0 million, or $0.47 per diluted share, for the six month period ended July 2, 2006. (Please see the reconciliation of pro forma net income to GAAP net income (loss) in the financial tables that follow.)

        RESTAURANT DEVELOPMENT

        On February 2, 2007, the Company opened a Morton's steakhouse in San Jose, CA. The Company also has entered into leases to open new Morton's steakhouses in Annapolis, MD; Boston (Seaport District), MA; Cincinnati, OH; Coral Gables, FL; Leawood/Overland Park, KS; Naperville, IL; Woodland Hills, CA and Macau, China.

        During 2007, the Company  completed the introduction of Bar 12o21 in its
        Morton's  steakhouses  in  Atlanta  (Buckhead),   GA;  Boca  Raton,  FL;
        Charlotte, NC; Nashville, TN; Pittsburgh, PA and Toronto, Canada.

        From mid September 2006 through early February 2007, the Bertolini's at the Forum Shops at Caesars Palace in Las Vegas was closed for renovation. The Company's new Italian restaurant, Trevi, opened at that location on February 2, 2007.

        Due to the timing and the concentration of anticipated new restaurant development, the Company expects to incur higher pre-opening costs in the third quarter and less in the fourth quarter of fiscal 2007, versus the comparable fiscal quarters of 2006.

        THIRD QUARTER 2007 AND FULL YEAR 2007 FINANCIAL GUIDANCE

        The Company expects third quarter 2007 revenues to range between $77 million and $80 million, including increases in comparable restaurant revenues of approximately 2% to 4% as compared to the third quarter of fiscal 2006. Third quarter diluted net loss per share is expected to approximate $(0.03) to $(0.05). This range includes estimated compensation expense, net of related income taxes, pursuant to Statement of Financial Accounting Standards ("SFAS") No. 123R "Share Based Payment", which requires the expensing of stock issued to employees (approximately $0.01 to $0.02 per diluted share). This range includes expectations that the Company's 2007 effective income tax rate will approximate 30%. This range also reflects higher pre-opening costs for the third quarter of fiscal 2007 versus the third quarter of fiscal 2006 due to the timing and the concentration of anticipated new restaurant development. During the third quarter of fiscal 2007, the Company expects to open up to three new Morton's steakhouses, each of which will include a Bar 12o21.

        The Company expects fiscal year 2007 revenues to range between $353 million and $358 million, including increases in comparable restaurant revenues of approximately 2% to 3% as compared to fiscal 2006. Diluted net income per share is expected to approximate $0.91 to $0.93. This range includes estimated compensation expense, net of related income taxes, pursuant to SFAS No. 123R (approximately $0.06 to $0.07 per diluted share) and higher than initially anticipated depreciation and pre-opening costs. This range includes expectations that the Company's 2007 effective income tax rate will approximate 30%. Due to the timing and the concentration of anticipated new restaurant development, the Company expects to incur higher pre-opening costs in the third quarter, and less in the fourth quarter of fiscal 2007, versus the comparable fiscal quarters of 2006. In addition to the Morton's steakhouse in San Jose, CA that opened in February 2007, during fiscal 2007, the Company expects to open up to five new Morton's steakhouses, each of which will include a Bar 12o21. In addition, during fiscal 2007, the Company expects to retrofit up to ten Morton's steakhouses to include Bar 12o21.

        CONFERENCE CALL

        Morton's Restaurant Group, Inc. (NYSE: MRT) has scheduled a conference call and Webcast for investors at 5:00 p.m. ET today to discuss these results. Details of the conference call are as follows:

        Date:                  Monday, July 30, 2007

        Time:                  5:00 p.m. ET   (please dial in by 4:45 p.m.)

        Dial-In #:             (866) 202-4683  U.S. & Canada
                               (617) 213-8846 International

        Confirmation code:     92021382

        Alternatively, the conference call will be Webcast at www.mortons.com under the "Investor Relations" tab.

        ABOUT THE COMPANY

        Morton's Restaurant Group, Inc. is the world's largest operator of company-owned upscale steakhouses. Morton's steakhouses have remained true to its founders' original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment.

        As of July 30, 2007, the Company owned and operated 74 Morton's steakhouses located in 65 cities across 28 states and Puerto Rico and four international locations (Toronto, Vancouver, Singapore and Hong
        Kong) and 4 Italian restaurants.

        FORWARD-LOOKING STATEMENTS

        EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS, WRITTEN, ORAL OR OTHERWISE MADE, REPRESENT THE COMPANY'S EXPECTATION OR BELIEF CONCERNING FUTURE EVENTS. WITHOUT LIMITING THE FOREGOING, THE WORDS "BELIEVES," "THINKS," "ANTICIPATES," "PLANS,"
        "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THE COMPANY CAUTIONS THAT FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES, ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, OR OTHERWISE, FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, RISKS OF THE RESTAURANT INDUSTRY, INCLUDING A HIGHLY COMPETITIVE ENVIRONMENT AND INDUSTRY WITH MANY WELL-ESTABLISHED COMPETITORS WITH GREATER FINANCIAL AND OTHER RESOURCES THAN THE COMPANY, THE IMPACT OF CHANGES IN CONSUMER TASTES, LOCAL, REGIONAL AND NATIONAL ECONOMIC AND MARKET CONDITIONS, RESTAURANT PROFITABILITY LEVELS, EXPANSION PLANS, TIMELY CONSTRUCTION AND OPENING OF NEW RESTAURANTS, DEMOGRAPHIC TRENDS, TRAFFIC PATTERNS, EMPLOYEE AVAILABILITY, BENEFITS AND COST INCREASES, PRODUCT SAFETY AND AVAILABILITY, GOVERNMENT REGULATION, THE COMPANY'S ABILITY TO MAINTAIN ADEQUATE FINANCING FACILITIES AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S MOST RECENT FORM 10-K, FORMS 10-Q AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. OTHER UNKNOWN OR UNPREDICTABLE FACTORS ALSO COULD HARM THE COMPANY'S RESULTS. CONSEQUENTLY, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS OR DEVELOPMENTS ANTICIPATED BY THE COMPANY WILL BE REALIZED OR, EVEN IF SUBSTANTIALLY REALIZED, THAT THEY WILL HAVE THE EXPECTED CONSEQUENCES TO, OR EFFECTS ON, THE COMPANY. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE SECURITIES LAWS.
                                      # # #

                        Morton's Restaurant Group, Inc.
                Consolidated Statements of Operations - Unaudited
                  (Amounts in thousands, except per share data)


                                             Three Month Periods Ended          Six Month Periods Ended
                                            ----------------------------     ----------------------------
                                            July 1, 2007    July 2, 2006     July 1, 2007    July 2, 2006
                                            ------------    ------------     ------------    ------------

Revenues                                    $    85,613     $    77,980      $   174,500     $   161,070

Food and beverage costs                          28,399          25,384           58,508          53,029
Restaurant operating expenses                    41,175          37,462           81,892          75,274
Pre-opening costs                                   829             303            1,815             932
Depreciation and amortization                     2,574           1,896            4,907           3,613
General and administrative expenses               6,092           6,155           11,380          11,231
Marketing and promotional expenses                2,359           1,834            3,817           3,011
Stock compensation expense associated
     with initial public offering                     -               -                -             488
Management fee paid to related party                  -               -                -             390
                                            ------------    ------------     ------------    ------------
     Operating income                             4,185           4,946           12,181          13,102
Costs associated with the repayment of
    certain debt                                      -               -                -          28,003
Costs associated with the termination of
     management agreement                             -               -                -           8,400
Interest expense, net                               961             937            1,842           3,122
                                            ------------    ------------     ------------    ------------

     Income (loss) before income taxes            3,224           4,009           10,339        (26,423)

Income tax expense (benefit)                        926           1,504            3,043         (7,302)
                                            ------------    ------------     ------------    ------------

     Net income (loss)                      $     2,298     $     2,505      $     7,296     $  (19,121)
                                            ============    ============     ============    ============

Net income (loss) per share:
Basic                                             $0.14           $0.15            $0.43         $(1.25)
Diluted                                           $0.14           $0.15            $0.43         $(1.25)

Shares used in computing net income
(loss) per share:
Basic                                          16,936.7        16,900.5         16,926.9        15,348.1
Diluted                                        16,952.2        16,906.1         16,967.1        15,348.1


                        Morton's Restaurant Group, Inc.
                           Margin Analysis - Unaudited
                                 (In thousands)


                                                   Three Month Periods Ended                    Six Month Periods Ended
                                            ---------------------------------------   -----------------------------------------
                                               July 1, 2007        July 2, 2006          July 1, 2007         July 2, 2006
                                            ------------------  -------------------   ------------------   --------------------

Revenues                                     $ 85,613   100.0%   $ 77,980   100.0%     $174,500   100.0%   $  161,070   100.0%

Food and beverage costs                        28,399    33.2%     25,384    32.6%       58,508    33.5%       53,029    32.9%
Restaurant operating expenses                  41,175    48.1%     37,462    48.0%       81,892    46.9%       75,274    46.7%
Pre-opening costs                                 829     1.0%        303     0.4%        1,815     1.0%          932     0.6%
Depreciation and amortization                   2,574     3.0%      1,896     2.4%        4,907     2.8%        3,613     2.2%
General and administrative expenses             6,092     7.1%      6,155     7.9%       11,380     6.5%       11,231     7.0%
Marketing and promotional expenses              2,359     2.8%      1,834     2.4%        3,817     2.2%        3,011     1.9%
Stock compensation expense
   associated with initial public offering          -        -          -        -            -        -          488     0.3%
Management fee paid to related party                -        -          -        -            -        -          390     0.2%
                                            ----------          ----------            ----------           -----------
     Operating income                           4,185     4.9%      4,946     6.3%       12,181     7.0%       13,102     8.1%
Costs associated with the repayment
   of certain debt                                  -        -          -        -            -        -       28,003    17.4%
Costs associated with the termination
   of management agreement                          -        -          -        -            -        -        8,400     5.2%
Interest expense, net                             961     1.1%        937     1.2%        1,842     1.1%        3,122     1.9%
                                            ----------          ----------            ----------           -----------

    Income (loss) before income taxes           3,224     3.8%      4,009     5.1%       10,339     5.9%      (26,423)  (16.4%)

Income tax expense (benefit)                      926     1.1%      1,504     1.9%        3,043     1.7%       (7,302)   (4.5%)
                                            ----------          ----------            ----------           -----------

     Net income (loss)                       $  2,298     2.7%     $2,505     3.2%     $  7,296     4.2%   $  (19,121)  (11.9%)
                                            ==========          ==========            ==========           ===========


                         Morton's Restaurant Group, Inc.
    Pro Forma Net Income and Pro Forma Diluted Net Income Per Share (Note 1)
                      (In thousands, except per share data)



                                                 Three Month Periods Ended      Six Month Periods Ended
                                                ---------------------------   ---------------------------
PRO FORMA ANALYSIS                              July 1, 2007   July 2, 2006   July 1, 2007   July 2, 2006
                                                ------------   ------------   ------------   ------------

Net income (loss), as reported                  $    2,298     $    2,505     $    7,296     $  (19,121)

Income tax expense (benefit)                           926          1,504          3,043         (7,302)
                                                ------------   ------------   ------------   ------------

Income (loss) before income taxes, as reported       3,224          4,009         10,339        (26,423)

Pro forma adjustments(1):
Costs associated with the early repayment
     of certain debt                                    -              -              -          28,003(2)
Stock compensation expense associated with IPO          -              -              -             488(3)
Management fee paid to a related party                  -              -              -             390(4)
Costs associated with the termination of
     management agreement                               -              -              -           8,400(5)
Interest expense                                        -              -              -           1,239(6)
                                                ------------   ------------   ------------   ------------

Pro forma income before income taxes                 3,224          4,009         10,339         12,097

Income tax expense                                     926(7)       1,446          3,043(7)       4,089
                                                ------------   ------------   ------------   ------------

Pro forma net income                            $    2,298     $    2,563     $    7,296     $    8,008
                                                ============   ============   ============   ============

Pro forma diluted net income per share          $     0.14          $0.15     $     0.43     $     0.47

Shares used in computing pro forma
     diluted net income per share(8)              16,952.2       16,906.1       16,967.1       16,906.1



NOTES:

(1) There are no pro forma adjustments for fiscal 2007. As a result, the amounts included in the table above for the three and six month periods ended July 1, 2007 are reported amounts. The Company believes the pro forma calculations for fiscal 2006 provide meaningful supplemental information to the Company's operating results on a basis comparable with that of future periods by eliminating the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance.

       Accordingly, the Company believes that the presentation of the pro forma analysis, when used in conjunction with GAAP financial measures, is a useful financial analysis tool which can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The pro forma analysis should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP. The pro forma analysis, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

(2) Includes prepayment penalties relating to the repayment of the 7.5% senior secured notes and the 14.0% senior secured notes, investment banking and legal fees in connection with the tender offer for the 7.5% senior secured notes and the repurchase of the 14.0% senior secured notes, fees in connection with the termination of the prior working capital facility and the write-off of deferred financing fees relating to the 7.5% senior secured notes and the 14.0% senior secured notes and the prior working capital facility.

(3) Represents the non-recurring stock compensation expense attributable to the vesting of the executive units previously granted to certain employees. The vesting occurred in conjunction with the Company's IPO in February 2006.

(4) The related management agreement was terminated in conjunction with the Company's IPO in February 2006.

(5)    Represents the fee paid to terminate the management agreement.

(6) Interest expense for the six month period ended July 2, 2006 was adjusted to eliminate interest expense related to the 7.5% senior secured notes and the 14.0% senior secured notes which were repaid in February 2006 and to reflect borrowings under our senior revolving credit facility.

(7)    The Company expects the 2007 income tax rate to approximate 30%.

(8) Fully diluted shares include dilutive unvested restricted shares of 15.5 and 5.6 for the three month periods ended July 1, 2007 and July 2, 2006, respectively. Fully diluted shares include dilutive unvested restricted shares of 40.2 and 5.7 for the six month periods ended July 1, 2007 and July 2, 2006, respectively.